Calculation of Filing Fee Tables
S-3
SOUTHERN CALIFORNIA GAS CO
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt	5.500% First Mortgage Bonds, Series GGG, due 2036	457(r)	500,000,000	$ 0.99405	$ 497,025,000.00	0.0001381	$ 68,639.16
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 497,025,000.00		$ 68,639.16
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 68,639.16
			Net Fee Due:						$ 0.00
Offering Note
[1]	The registration fee is calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended. This "Calculation of Filing Fee" table shall be deemed to update the "Calculation of Registration Fee" table in the registrant's Registration Statement on Form S-3ASR (File No. 333-295219) in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	Southern California Gas Co	S-3	333-270939	03/29/2023		$ 68,639.16	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf		$ 622,859,891.11
Fee Offset Sources	2	Southern California Gas Co	S-3	333-270939		03/29/2023						$ 68,639.16
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	Southern California Gas Company previously registered senior debt securities, first mortgage bonds and shares of preferred stock, without par value (collectively, the "Offered Securities"), having an aggregate gross sales price of up to $4,000,000,000, pursuant to a prospectus dated April 27, 2023 (the "Prior Prospectus") that formed a part of a registration statement on Form S-3 (Registration No. 333-270939) filed on March 29, 2023. The offering under the Prior Prospectus terminated. The registration fee for the Offered Securities registered pursuant to the Prior Prospectus totaled $341,620, of which $68,639.16 (calculated at the filing fee rate in effect at the time of the filing of the Prior Prospectus) was contemporaneously paid with the filing of the Prior Prospectus and relates to unsold Offered Securities having an aggregate gross sales price of up to $622,859,891.11 and therefore is available to offset registration fees payable pursuant to this prospectus supplement. Southern California Gas Company hereby uses the available previously paid but unused registration fees associated with the Prior Prospectus in the amount of $68,639.16 to offset the total registration fee due under this prospectus supplement.

Offset Note
[2]	See Note 1.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

Narrative Disclosure
The maximum aggregate offering price of the securities to which the prospectus relates is $497,025,000.00. The prospectus is a final prospectus for the related offering.